EXHIBIT 99.1

Press Release

AuthenTec Reports First Quarter Financial Results

MELBOURNE, Fla., May 5, 2011 -- AuthenTec (NASDAQ:AUTH), a leading provider of security and identity management solutions, today reported financial results for the first quarter ended April 1, 2011.

First Quarter 2011 Highlights:

•	Consolidated quarterly revenue of $15.5 million, up 6 percent over the prior quarter

•	Smart Sensor revenue increased 9 percent sequentially

•	GAAP EPS loss improved 73 percent and Non-GAAP EPS loss improved 40 percent sequentially

Revenue for the first quarter of 2011 was $15.5 million, which was within the Company’s guidance of $15.0 million to $16.0 million.  First quarter revenue included $10.8 million from Smart Sensor Solutions (SSS), and $4.7 million from Embedded Security Solutions (ESS).  This compares to revenue of $14.5 million in the fourth quarter of 2010, which consisted of $9.9 million of SSS revenue and $4.6 million of ESS revenue, and $9.2 million in the first quarter of 2010, which consisted of $8.2 million of SSS revenue and $0.9 million from approximately one month of ESS revenue.

GAAP Results:

Under Generally Accepted Accounting Principles in the United States of America (GAAP), consolidated net loss for the first quarter of 2011 was $5.6 million, or $0.13 per diluted share.  This compares to a GAAP net loss of $17.7 million, or $0.48 per diluted share, in the fourth quarter of 2010 and a GAAP net loss of $4.7 million, or $0.16 per diluted share, in the first quarter of 2010.

GAAP gross margin in the first quarter was 48.0 percent, compared to 47.2 percent in the fourth quarter of 2010 and 48.5 percent in the first quarter of 2010.  The 80 basis point sequential improvement in gross margin was primarily due to a richer mix of higher margin Government and Access Control products within the Smart Sensor segment during the quarter.  Total operating expenses on a GAAP basis were $12.6 million, compared to $17.7 million in the fourth quarter of 2010 and $9.2 million in the first quarter of 2010.  The $5.1 million sequential decrease in operating expenses were due to lower R&D, Selling and Marketing, and General and Administrative costs as the impact of synergies from the UPEK transaction begin to materialize along with lower legal, acquisition, restructuring and impairment related costs.  A reconciliation of first quarter GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

Non-GAAP Results:

On a non-GAAP basis, consolidated net loss for the first quarter of 2011 was $2.6 million, or $0.06 per diluted share, which exceeded the Company’s guidance of a loss of $0.07 to $0.09 per share.  Non-GAAP results exclude certain legal and other costs as well as stock-based compensation and the amortization of acquired intangible assets.  The first quarter loss compares to a non-GAAP net loss of $3.8 million, or $0.10 per diluted share, in the fourth quarter of 2010 and a non-GAAP net loss of $2.4 million, or $0.08 per diluted share, in the first quarter of 2010.

Non-GAAP gross margin in the first quarter was 52.6 percent, compared to 51.4 percent in the fourth quarter of 2010 and 50.2 percent in the first quarter of 2010. The sequential increase in gross margin was due primarily to the higher mix of Government and Access Control revenue within the Smart Sensors segment during the quarter.

Total operating expenses on a non-GAAP basis were $10.3 million, compared to $11.4 million in the fourth quarter of 2010 and $7.1 million in the first quarter of 2010.  The sequential decrease in operating expenses is due to the realization of a portion of the previously announced synergies associated with the UPEK transaction.

As of April 1, 2011, AuthenTec had approximately $24.4 million in cash and investments , compared to $31.8 million in cash and investments at the end of the fourth quarter of 2010.  AuthenTec had no debt as of April 1, 2011 and December 31, 2010.

Business Update:

“Our first quarter results reflect the initial benefits from our two acquisitions as well as contribution from new products introduced during 2010.  We achieved sequential revenue growth in both of our reporting segments, while also improving gross margin and significantly reducing operating expenses and improving our non-GAAP EPS by 40 percent,” said AuthenTec CEO Larry Ciaccia.

“The growth in our Smart Sensor segment was driven by increased sales of our sensors to tier one PC customers and Government and Access Control customers.  In the mobile market, we believe that we are well positioned to benefit from opportunities in mobile including those around Near Field Communication (NFC) based mobile commerce in 2011 and beyond.  We have a proven track record in securing NFC-enabled smartphones and are building relationships with key partners in the NFC eco-system to create secure mobile payment solutions for smartphone OEMs and carriers.

“To help drive broader adoption of our sensors in PCs and mobile phones, we launched a new Web store earlier this week that allows consumers to buy our new TrueSuite 5.0 software and other offerings that enhance the online experience through one-touch convenience and security.  The store includes AuthenTec and partner offerings that will be expanded over time and will help consumers enhance the capabilities of PCs, tablets and mobile devices through fingerprint-enabled hardware, software, applications and services.

“In our Embedded Security business, we posted another solid quarter with sequential revenue growth and significant customer wins.  Most notably, we continue to win business at key accounts with our new downloadable digital rights management (DRM) offering.  For European wireless leader Orange in France, we created a secure, downloadable DRM application for Android phones and tablets that gives subscribers fast mobile access to the Orange Cinema Services, including five channels of movies and TV series content.  Earlier today we announced that we are providing content protection integration services to HBO for their exciting new HBO GO® mobile application.  Our work with HBO helps protect content while allowing a vast number of subscribers to easily stream their favorite HBO shows and movies. The downloadable HBO GO mobile application is now available as a free download to HBO subscribers from Apple’s App Store and the Android Market, and is compatible with Apple iPhones and iPads as well as select Android-based phones.  These and other opportunities around embedded security are helping to fuel growth in this segment of our business.”

Business Outlook:

Mr. Ciaccia concluded, “We expect second quarter revenue to be approximately flat with the first quarter, or in a range between $15.0 million and $16.0 million, reflecting some impact from events in Japan with our key customers in the region. Non-GAAP operating expenses for the second quarter are expected to be in a range between $10.0 million and $10.6 million, reflecting the ongoing benefits of the cost synergies resulting from UPEK integration activities.  Non-GAAP net loss per diluted share is expected to be in a range of between $0.05 and $0.07. Shares used to calculate non-GAAP EPS for the second quarter are anticipated to be approximately 43.8 million. Looking ahead, I am excited about the growing opportunities for our technologies and software.  We continue to actively engage with a number of customers and strategic partners to capitalize on the increasing number of applications requiring our solutions for content and identity protection. I am also pleased to report that we remain on track to achieve our goals of $10 million in annualized cost synergies during the year and profitability on a non-GAAP basis by the third quarter.”

First Quarter 2011 Financial Results Webcast and Conference Call:

AuthenTec will host a conference call to discuss its first quarter financial results and other information that may be material to investors at 5:00 p.m. Eastern Time (ET) today, May 5, 2011.  Investors and analysts may join the conference call by dialing 866-831-6291 and providing the participant pass code 55904460.  International callers may join the teleconference by dialing +1-617-213-8860 and using the same pass code.  A replay of the conference call will be available beginning at 8:00 p.m. ET and remain available until midnight ET on Thursday, May 12, 2011.  The U.S. replay number is 888-286-8010, with a confirmation code of 98205275. International callers should dial +1-617-801-6888, with the same confirmation code.  A live web cast of the conference call will be accessible from the Investor section of the Company's web site at http://investors.authentec.com.  Following the live webcast, an archived version will be made available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, certain acquisition-related charges, amortization of certain intangible assets, impairments on investments, and costs related to a reduction in workforce. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.  Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which are provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our opportunities in the mobile space, growth in our high margin Embedded Security business and products, revenue, operating expenses and non-GAAP net loss in our second quarter, growth opportunities for our technologies and software, annual cost-savings from the UPEK acquisition and non-GAAP net income in our third quarter.   Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: the Company’s ability to integrate the UPEK business, the Company’s ability to operate the acquired business profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, the Company’s ability to secure design wins for enterprise and consumer laptops, wireless devices and products aimed at Government markets, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 17, 2011. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec

AuthenTec is the world’s #1 provider of fingerprint sensors, identity management software, and embedded security solutions.   AuthenTec solutions address enterprise, consumer and government applications for a growing base of top tier global customers.  Already shipped on hundreds of millions of devices, the Company's smart sensor products, software and embedded security solutions are used virtually everywhere, from the PC on your desk to the mobile device in your hand to the server in the cloud.  AuthenTec offers developers and users secure and convenient ways to manage today's rapidly evolving digital identities and security needs.  For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

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Investor Contact:
Shelton Group
Brett L Perry, Director of Investor Relations
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Media Contact:
AuthenTec
Brent Dietz, Director of Communications
P: +1-321-308-1320
E: brent.dietz@authentec.com

AuthenTec, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
Table 1
	Three months ended
	April 1,	December 31,	April 2,
	2011	2010	2010
Revenue	$15,476	$14,538	$9,176

Cost of revenue	8,051	7,679	4,726

Gross profit	7,425	6,859	4,450
	48.0%	47.2%	48.5%
Operating expenses:
Research and development	5,887	6,661	3,986
Selling and marketing	3,990	4,887	2,266
General and administrative	2,457	4,124	2,953
Restructuring and impairment related charges	283	1,983	-
Total operating expenses	12,617	17,655	9,205

Operating loss	(5,192)	(10,796)	(4,755)

Other income (expense):
Note settlement charge	-	(7,073)	-
Other income (expenses)	(303)	110	-
Interest income	29	28	40
Total other income (expense), net	(274)	(6,935)	40

Provision for income taxes	136	(24)	-

Net loss	$(5,602)	$(17,707)	$(4,715)

Net loss per share:
Basic	$(0.13)	$(0.48)	$(0.16)
Diluted	$(0.13)	$(0.48)	$(0.16)

Shares used in computing net loss per common share:
Basic	43,600	36,683	29,196
Diluted	43,600	36,683	29,196

	Three months ended
	April 1,	December 31,	April 2,
	2011	2010	2010
Other financial metrics:
Stock-based compensation expense:
Cost of revenue	153	69	64
Research and development	339	219	229
Selling and marketing	274	244	248
General and administrative	378	61	245
Legal and acquisition related costs
Selling and marketing	83	203	-
General and administrative	249	2,741	1,336
Other income (expense)	-	7,073	-
Provision for income taxes	-	(34)	-
Amortization of purchased tangible and intangible assets
Cost of revenue	569	454	89
Research and development	236	75	31
Selling and marketing	465	777	25

Impairment of fixed assets
Cost of revenue	-	95	-

Restructuring and impairment related charges	283	1,983	-

AuthenTec, Inc.
Non-GAAP Financial Information - Consolidated
(In thousands, except per share amounts)
(Unaudited)
Table 2

	Three months ended
	April 1,	December 31,	April 2,
	2011	2010	2010

Net loss on GAAP basis:	(5,602)	$(17,707)	$(4,715)
Stock-based compensation expense	1,144	593	786
Legal and acquisition related costs	332	2,944	1,336
Amortization of purchased tangible and intangible assets	1,270	1,306	145
Impairment of fixed assets	-	95	-
Restructuring and impairment related charges	283	1,983	-
Note settlement charge	-	7,073	-
Tax provision	-	(34)	-
Net loss on non-GAAP basis:	$(2,573)	$(3,747)	$(2,448)

Non-GAAP basic earnings per share	$(0.06)	$(0.10)	$(0.08)
Non-GAAP diluted earnings per share	$(0.06)	$(0.10)	$(0.08)

	Three months ended
	April 1,	December 31,	April 2,
	2011	2010	2010

Gross profit on GAAP basis:	$7,425	$6,859	$4,450
Stock-based compensation expense	153	69	64
Amortization of purchased tangible and intangible assets	569	454	89
Impairment of fixed assets	-	95	-
Gross profit on non-GAAP basis:	$8,147	$7,477	$4,603

Non-GAAP gross margin	52.6%	51.4%	50.2%

	Three months ended
	April 1,	December 31,	April 2,
	2011	2010	2010

Operating expenses on GAAP basis:	$12,617	$17,655	$9,205
Stock-based compensation expense	(991)	(524)	(722)
Legal and acquisition related costs	(332)	(2,944)	(1,336)
Amortization of purchased tangible and intangible assets	(701)	(852)	(56)
Restructuring and impairment related charges	(283)	(1,983)	-
Operating expenses on non-GAAP basis:	$10,310	$11,352	$7,091

AuthenTec, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
Table 3

	As of
	April 1,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$11,192	$13,280
Short-term investments	9,875	15,176
Accounts receivable, net of allowances of $188 and $150, respectively	9,465	9,678
Inventory	7,621	5,460
Other current assets	1,813	1,993
Total current assets	39,966	45,587
Long-term investments	3,315	3,323
Purchased intangible assets	22,799	24,033
Goodwill	2,729	2,729
Property and equipment, net	4,248	4,430
Total assets	$73,057	$80,102

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$6,654	$6,907
Accrued compensation and benefits	3,201	3,640
Deferred revenue	3,875	4,678
Accrued litigation related legal fees	1,703	1,802
Other accrued liabilities	2,865	4,002
Total current liabilities	18,298	21,029
Deferred rent	509	546
Total liabilities	18,807	21,575

Stockholders’ equity
Common stock	437	436
Additional paid-in capital	190,311	189,205
Other comprehensive income (loss)	272	54
Accumulated deficit	(136,770)	(131,168)
Total stockholders’ equity	$54,250	$58,527
Total liabilities and stockholders’ equity	$73,057	$80,102